Exhibit 21

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
LIST OF SUBSIDIARIES OF THE REGISTRANT

The following are subsidiaries of the Registrant as of December 31, 2013.

Subsidiary and Name Under Which Business is Done	Where Organized
ActSolar, Inc.	Delaware
Algorex Inc.	California
ASIC II Limited	Hawaii
Benchmarq Microelectronics Corporation of South Korea	Delaware
Burr-Brown International Holding Corporation	Delaware
Butterfly Communications Inc.	Delaware
Electronica NSC de Mexico, S.A. de C.V.	Mexico
Energy Recommerce Inc.	California
innoCOMM wireless	California
Integrated Circuit Designs, Inc.	Maryland
Luminary Micro India Private Limited	India
Mediamatics, Inc.	California
National Acquisition Sub, Inc.	Delaware
National Semiconductor (Far East) Limited	Hong Kong
National Semiconductor (I.C.) Limited	Israel
National Semiconductor (Maine), Inc.	Delaware
National Semiconductor Corporation	Delaware
National Semiconductor Germany AG	Germany
National Semiconductor GmbH	Germany
National Semiconductor Holding Sdn. Bhd.	Malaysia
National Semiconductor Hong Kong Limited	Hong Kong
National Semiconductor Hong Kong Sales Limited	Hong Kong
National Semiconductor International B.V.	Netherlands
National Semiconductor International Hong Kong Limited	Hong Kong
National Semiconductor International, Inc.	Delaware
National Semiconductor Investments II Ltd.	British Virgin Islands
National Semiconductor Labuan Ltd.	Malaysia
National Semiconductor Malaysia LLC	Delaware
National Semiconductor Management Shanghai Limited	China
National Semiconductor Manufacturer Singapore Pte. Ltd.	Singapore
National Semiconductor Manufacturing Hong Kong Limited	Hong Kong
National Semiconductor (Pte) Limited	Singapore
National Semiconductor Technology Sdn. Bhd.	Malaysia
National Semicondutores da America do Sul Ltda.	Brazil
National Semicondutores do Brasil Ltda.	Brazil
Telogy Networks, Inc.	Delaware
Texas Instruments AB	Sweden
Texas Instruments Asia Limited	Delaware
Texas Instruments Austin Incorporated	Delaware
Texas Instruments Australia Pty Limited	Australia
Texas Instruments Belgium S.A.	Belgium
Texas Instruments Business Expansion GmbH	Germany

Subsidiary and Name Under Which Business is Done	Where Organized
Texas Instruments Canada Limited	Canada
Texas Instruments China Incorporated	Delaware
Texas Instruments China Trading Limited	Hong Kong
Texas Instruments CZ, s.r.o.	Czech Republic
Texas Instruments de Mexico, S. de R.L. de C.V.	Mexico
Texas Instruments Denmark A/S	Denmark
Texas Instruments Deutschland GmbH	Germany
Texas Instruments Electronics Malaysia Sdn. Bhd.	Malaysia
Texas Instruments Espana, S.A.	Spain
Texas Instruments Estonia Oü	Estonia
Texas Instruments Finland Oy	Finland
Texas Instruments France S.A.	France
Texas Instruments Gesellschaft m.b.H.	Austria
Texas Instruments Holland B.V.	Netherlands
Texas Instruments Hong Kong Limited	Hong Kong
Texas Instruments Hungary Korlatolt Felelossegu Tarsasag	Hungary
Texas Instruments (India) Private Limited	India
Texas Instruments International Capital Corporation	Delaware
Texas Instruments International Holding Company S.à r.l.	Luxembourg
Texas Instruments International Management Company S.à r.l.	Luxembourg
Texas Instruments International Trade Corporation	Delaware
Texas Instruments International (U.S.A.) Inc.	Delaware
Texas Instruments (Ireland) Limited	Ireland
Texas Instruments Ireland Trading Limited	Ireland
Texas Instruments Israel Ltd.	Israel
Texas Instruments Israel Medical (2009) Ltd.	Israel
Texas Instruments Italia S.r.l.	Italy
Texas Instruments Japan Limited	Japan
Texas Instruments Japan Semiconductor Limited	Japan
Texas Instruments Korea Limited	Korea
Texas Instruments Lehigh Valley Incorporated	Delaware
Texas Instruments Limited	United Kingdom
Texas Instruments Low Power Wireless San Diego LLC	Delaware
Texas Instruments Malaysia Sdn. Bhd.	Malaysia
Texas Instruments Marketing & Finance GmbH & Co. KG	Germany
Texas Instruments Melbourne Incorporated	Florida
Texas Instruments Northern Virginia Incorporated	Delaware
Texas Instruments Norway AS	Norway
Texas Instruments Palo Alto Incorporated	California
Texas Instruments (Philippines) LLC	Delaware
Texas Instruments Richardson LLC	Delaware
Texas Instruments Santa Rosa Incorporated	California
Texas Instruments Semiconductor Manufacturing (Chengdu) Co., Ltd.	China
Texas Instruments Semiconductor Technologies (Shanghai) Co., Ltd.	China
Texas Instruments Semiconductores e Tecnologias Ltda.	Brazil
Texas Instruments (Shanghai) Co., Ltd.	China
Texas Instruments Singapore (Pte) Limited	Singapore
Texas Instruments Sunnyvale Incorporated	Delaware
Texas Instruments Sweden AB	Sweden

Subsidiary and Name Under Which Business is Done	Where Organized
Texas Instruments Taiwan Limited	Taiwan
Texas Instruments Tucson Corporation	Delaware
Texas Instruments (U.K.) Holdings Limited	United Kingdom
Texas Instruments (U.K.) Limited	United Kingdom
Texas Instruments (U.K.) Pension Trust Company Limited	United Kingdom
TI Europe Limited	United Kingdom
TI (Philippines), Inc.	Philippines
TI Verwaltungs GmbH	Germany
Unitrode Corporation	Maryland
Unitrode-Maine	Unitrode-Maine

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